Exhibit 99.1

   China Organic Provides Preliminary Earnings Estimate for Third Quarter 2008

     Strong Third Quarter Results Due to Record Sales from Ankang Subsidiary

Business Wire

LOS ANGELES & LIAONING, China -- October 07, 2008

      China Organic Agriculture, Inc. (OTCBB: CNOA), a growth-driven agricultural products company, today announced preliminary results for the third quarter 2008. The Company anticipates revenue between $34 million and $36 million, net income between $8 million and $9 million, and earnings per share of $0.14 to $0.16.

      "I'm happy to report solid estimates for the third quarter 2008," said Jinsong Li, Chief Executive Officer of China Organic. "Revenue of over $30 million in a single quarter will be a record for CNOA. With a majority of these sales coming from our Ankang subsidiary, we can be assured our business model's focus on trading opportunities will provide strong growth for shareholders."

      As discussed in previous reports, this large jump in revenue for the quarter compared to the first two quarters of 2008 is largely due to the cyclical nature of rice sales. Since harvest takes place in the third and fourth quarters of the year, sales tend to be higher in these quarters. Nevertheless, CNOA's recent sales are still considered quite large, compared with last year's third quarter results of $22.4 million.

      "I look forward to releasing more updates about China Organic shortly" said Mr. Li. "I will be detailing our vision for China Organic Agriculture in a strategic initiatives outline next week. Under my leadership I hope to mold CNOA into a purveyor of premium international food products, not only to our existing Chinese customers, but to the broader consumer market throughout Asia as well."

      About China Organic Agriculture

      China Organic Agriculture is an active trader of agricultural products in China. The Company's high-growth business plan is designed to enable it to capitalize effectively on China's burgeoning economy and expanding class of consumers with the ability to acquire upscale products. The Company has developed an extensive distribution network throughout many of China's major cities, including Beijing, Shanghai and Nanjing, and is positioned to leverage those networks to establish broad distribution of a number of agricultural, food and related premium products. The Company has experienced significant growth since its inception in 2002 and has implemented a number of strategic initiatives to expand sales and revenues. For more information, please visit:

      www.chinaorganicagriculture.com

      FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future acquisitions, estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions are forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.

      Contact:

      China Organic Agriculture, Inc.
      Steve Wan, 310-441-9777
      stevewan@chinaorganicagriculture.com
      or
      China America Financial Communications Group
      Darren Minton, 212-823-0523
      chinaorganic@cafcg.com